EXHIBIT 99.1

http://www.soma-ceuticals.com

AngioSoma, Inc. Announces Selection of Regulatory Firm for Flagship Drug

HOUSTON, TX, June 18, 2018 (GLOBE NEWSWIRE) -- AngioSoma, Inc. (SOAN) is excited to announce that we have identified a regulatory firm who can assist taking our patented flagship drug, LiprostinTM, through the FDA approval process. The regulatory firm will begin with a presubmission meeting with the FDA biologic group to obtain a regulatory strategy consensus with the FDA for authority to proceed. The objective is agreement for the protocol for the third and final clinical trial.

Our patented drug, LiprostinTM, has completed the Phase II Clinical Study for treatment of Peripheral Arterial Disease (PAD) that often results in amputation as treatment. LiprostinTM is believed to reduce walking pain, treat diabetic ulcerations and reduce inflammation.

ABOUT ANGIOSOMA, INC.

AngioSoma, Inc. (http://www.angiosoma.com), a Nevada corporation based in Houston, Texas, markets our Somaceuticals™ line of health supplements. Our innovative supplements cover three industry segments: nutraceuticals, cosmeceuticals, and pharmaceuticals, all dedicated to improving the mental and physical wellbeing of men and women. Alex Blankenship, CEO, has expressed her appreciation for the valuable contribution of our chosen regulatory firm for developing and implementing the strategy for the FDA approval process.

CONTACT

Alex Blankenship

AngioSoma, Inc.

Alex@AngioSoma.com